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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 6, 2007, in the Registration Statement (Form S-1 No. 333-00000) and related prospectus of OSG America L.P. for the registration of 7,500,000 common units representing limited partner interests.

                                                                                                                          /s/ ERNST & YOUNG LLP

Certified Public Accountants
Tampa, FL
August 8, 2007

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Consent of Independent Registered Public Accounting Firm